UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2011

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in
its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 14, 2011, Haynes International, Inc. (the “Company”) entered into a Third Amended and Restated Loan and Security Agreement (the “Amended Credit Agreement”), by and among the Company, Haynes Wire Company (“Haynes Wire” and together with the Company, the “Borrowers”), the Lenders (as defined in the Amended Credit Agreement), JPMorgan Chase Bank, N.A., as documentation agent, and Wells Fargo Capital Finance, LLC, successor by merger to Wachovia Capital Finance Corporation (Central), as the agent for the Lenders (“Wells Fargo”), which amended and restated the Second Amended and Restated Loan and Security Agreement among the Borrowers, Wells Fargo, as agent, the lenders party thereto, and Wachovia Capital Finance Corporation (Central), dated November 18, 2008.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Amended Credit Agreement.

Among other items, the Amended Credit Agreement (a) extends the maturity date of the U.S. revolving credit facility to July 14, 2016, (b) decreases the applicable margin used to determine the interest rate by 100 basis points for LIBOR-based loans and by 150-175 basis points for prime rate loans, (c) increases the advance rates with respect to certain working capital items included in the borrowing base, (d) increases the sublimit for Equipment Purchase Loans, (e) permits an increase in the Maximum Credit from $120,000,000 up to an aggregate amount of $170,000,000 at the request of the Borrowers, (f) reduces the fee the Company must pay on all issued letters of credit, (g) reduces the commitment fee to 0.25% per annum on the unused amount of the U.S. revolving credit facility total commitment, and (h) modifies the financial metrics required to be met in order to pay dividends and repurchase common stock by decreasing the required Excess Availability from at least $50,000,000 to at least 15% of the Maximum Credit and adding a Fixed Charge Coverage Ratio requirement of 1.0 to 1.0 for the twelve months ending the month immediately prior to the payment or repurchase date.

Borrowings under the Amended Credit Agreement remain collateralized by a pledge of substantially all of the U.S. assets of the Borrowers, including equity interests in the Company’s domestic subsidiaries, and 65% of the equity interests in each of the Company’s foreign subsidiaries.  Further, the Company remains subject to certain covenants, such as fixed charge coverage ratios and other customary covenants, including covenants restricting the incurrence of indebtedness, the granting of liens and the sale of assets.

The foregoing description of the Amended Credit Agreement does not purport to be a complete statement of the parties’ rights under the Amended Credit Agreement and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(d)	Exhibits

10.1         Third Amended and Restated Loan and Security Agreement by and among, Haynes International, Inc., Haynes Wire Company, JPMorgan Chase Bank, N.A., the lenders party thereto, and Wells Fargo Capital Finance, LLC, dated July 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: July 19, 2011	By:	/s/ Marcel Martin
Marcel Martin
Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1

Third Amended and Restated Loan and Security Agreement, by and among Haynes International, Inc., Haynes Wire Company, JPMorgan Chase Bank, N.A., the lenders party thereto, and Wells Fargo Capital Finance, LLC, dated July 14, 2011.